Plus Therapeutics Reports Second Quarter 2024 Financial Results and Recent Business Highlights

Presented Positive Interim ReSPECT-LM Phase 1 Data for Rhenium (186Re) Obisbemeda for Leptomeningeal Metastases

Presented Positive Topline Clinical Trial Results for CNSide diagnostic in the FORESEE trial

Management to host conference call August 14, 2024 at 5:00 p.m. ET

AUSTIN, Texas, August 14, 2024 (GLOBE NEWSWIRE) – Plus Therapeutics, Inc. (Nasdaq: PSTV) (the “Company”), a clinical-stage pharmaceutical company developing targeted radiotherapeutics with advanced platform technologies for central nervous system (CNS) cancers, today announced financial results for the second quarter ended June 30, 2024, and provided an overview of recent and upcoming business highlights.

Q2 2024 RECENT HIGHLIGHTS AND MILESTONES

•
Presented positive ReSPECT-LM Phase 1 study data at the 2024 Society for NeuroOncology /American Society for Clinical Oncology (SNO/ASCO) CNS Metastases Conference. Rhenium (186Re) Obisbemeda was safe and well-tolerated in the first 4 dosing cohorts (n=16 patients). Current median overall survival is 12 months with 8 of 16 patients treated remaining alive. Additional detail can be found here
•
Reported topline FORESEE clinical trial results at SNO/ASCO. The trial demonstrated that CNSide, PLUS’ novel diagnostic platform met its primary clinical endpoint. The CNSide test was found to help clinical decision making in over 90% of provider decisions (n=50/55 clinical decisions) and helped to inform therapy selection in 24% of provider decisions (n=13/55 clinical decisions). Furthermore, the CNSide test improved tumor cell detection in LM patients compared to cytology (80% vs. 29%) in matched samples. Additional details can be found here
•
Reported that isotopic rhenium-186, the active radioisotope in Rhenium (186Re) Obisbemeda, substantially spared the spinal cord vs. other beta-emitting radionuclides at the 2024 Society of Nuclear Medicine and Molecular Imaging (SNMMI) annual meeting
•
Submitted a new clinical protocol to the U.S. Food and Drug Administration (FDA), under its active Investigational New Drug application (IND 153715) for a Phase 1 study to evaluate multiple administrations of Rhenium (186Re) Obisbemeda for the treatment of patients with LM
•
Received $3.3 million grant payment from Cancer Prevention & Research Institute of Texas (CPRIT) in June 2024 to support the clinical development of Rhenium (186Re) Obisbemeda for LM

“Plus’ lead investigational drug Rhenium (186Re) Obisbemeda continues to show safety and promising signs of efficacy after a single administration in patients with LM,” said Marc H. Hedrick, M.D., Plus Therapeutics President and Chief Executive Officer. “We are on track to complete the single administration ReSPECT-LM Phase 1 trial soon, expand to multiple doses, and move to Phase 2 funded by our existing CPRIT award.”

UPCOMING EVENTS AND MILESTONES

•
Presentations planned for the following upcoming medical conferences:
o
Congress of Neurological Surgeons (CNS) Annual Conference (September 28-October 2, 2024)
▪
Treatment Of Recurrent Glioblastoma (rGBM) Via Convection Enhanced Delivery (CED) With Rhenium (186Re) Obisbemeda (Rhenium-186 Nanoliposome, 186RNL): ReSPECT-GBM Phase 2 Trial Update

o
Society for Neuro-Oncology (SNO) Annual Conference (November 22-26, 2024)
▪
Rhenium (186Re) obisbemeda (rhenium nanoliposome,186RNL) for the treatment of leptomeningeal metastases (LM): Summary of the phase 1 dose escalation study and phase 2 administered dose selection
▪
CSF Tumor Cell (CSF-TC) Detection, Quantification and Biomarker assessment helps in clinical management of breast cancer and Non-Small Cell Lung cancer patients having Leptomeningeal Disease
▪
The Oncogenetic Flip in Patients with Leptomeningeal Metastatic Disease (LMD): Longitudinal Detection in Cerebrospinal Fluid Tumor Cells (CSF-TCs) Reveals Implications for Differential Treatment of the LMD Tumor
•
Complete ReSPECT-LM Phase 1 single administration trial and determine the recommended Phase 2 dose
•
Initiate ReSPECT-LM Phase 1 multiple administration trial
•
Obtain IND approval for a Phase 1/2 trial of Rhenium (186Re) Obisbemeda via convection enhanced delivery (CED) funded by the Department of Defense (DoD) office of the Congressionally Directed Medical Research Programs (CDMRP) for pediatric ependymoma and high-grade glioma

FIRST HALF 2024 FINANCIAL RESULTS

•
The Company’s cash and investments balance was $8.4 million at June 30, 2024 compared to $8.6 million at December 31, 2023
•
The Company recognized $3.0 million in grant revenue in the first half of 2024 compared to $2.4 million in the same period of 2023, which represents CPRIT’s share of the costs incurred for our Rhenium (186Re) Obisbemeda development for the treatment of patients with LM
•
Total operating loss for the first half of 2024 was $7.0 million compared to $6.2 million in the same period of 2023. The increase is primarily due to increased spend related to the ReSPECT-LM trial
•
Net loss for first half of 2024 was $6.2 million, or $(1.15) per basic share, compared to a net loss of $6.3 million, or $(2.60) per basic share, for the same period the prior year

SECOND QUARTER 2024 RESULTS CONFERENCE CALL

The Company will hold a conference call and live audio webcast at 5:00 pm Eastern Time today to discuss its financial results and provide a general business update.

A live webcast will be available at ir.plustherapeutics.com/events.

Participants may also pre-register any time before the call here. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.

Following the live call, a replay will be available on the Company’s website under the ‘For Investors’ section. The webcast will be available on the Company’s website for 90 days following the live call.

About Plus Therapeutics

Plus Therapeutics, Inc. is a clinical-stage pharmaceutical company developing targeted radiotherapeutics for difficult-to-treat cancers of the central nervous system with the potential to enhance clinical outcomes for patients. Combining image-guided local beta radiation and targeted drug delivery approaches, the Company is advancing a pipeline of product candidates with lead programs in recurrent glioblastoma (GBM) and leptomeningeal metastases (LM). The Company has built a supply chain through strategic partnerships that enable the development, manufacturing and future potential commercialization of its products. Plus Therapeutics is led by an experienced and dedicated leadership team and has operations in key cancer clinical development hubs including Austin and San Antonio, Texas. For more information, visit https://plustherapeutics.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that may be deemed “forward-looking statements” within the meaning of U.S. securities laws, including statements regarding clinical trials, expected operations and upcoming developments. All statements in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by future verbs, as well as terms such as “potential,” “anticipating,” “planning” and similar expressions or the negatives thereof. Such statements are based upon certain assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements under the heading Upcoming Expected Events and Milestones and statements regarding the following: the potential promise of rhenium (186Re) obisbemeda; expectations as to the Company’s future performance including the next steps in developing the Company’s product candidate; the Company’s clinical trials including statements regarding the timing and characteristics of the ReSPECT-GBM, ReSPECT-LM and ReSPECT-PBC clinical trials; the continued evaluation of rhenium (186Re) obisbemeda including through evaluations in additional patient cohorts; reporting results of preclinical combination studies of rhenium (186Re) obisbemeda with PD-1 and PD-L1 checkpoint inhibitors; development and potential submission of ReSPECT-PBC investigational new drug application (IND) for pediatric ependymoma and high grade glioma; development and utility of CNSide leptomeningeal metastases diagnostic test.

The forward-looking statements included in this press release could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: the early stage of the Company’s product candidates and therapies, the results of the Company’s research and development activities, including uncertainties relating to the clinical trials of its product candidates and therapies; the Company’s liquidity and capital resources and its ability to raise additional cash, the outcome of the Company’s partnering/licensing efforts, risks associated with laws or regulatory requirements applicable to it, market conditions, product performance, litigation or potential litigation, and competition within the cancer diagnostics and therapeutics field, ability to develop and protect proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms, and material security breach or cybersecurity attack affecting the Company’s operations or property. This list of risks, uncertainties, and other factors is not complete. Plus Therapeutics discusses some of these matters more fully, as well as certain risk factors that could affect Plus Therapeutics’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Plus Therapeutics’ annual report on Form 10-K for the fiscal year ended December 31, 2023, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Plus Therapeutics makes may turn out to be wrong and can be affected by inaccurate assumptions Plus Therapeutics might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company assumes no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless the Company has an obligation under U.S. federal securities laws to do so.

Investor Contact
Charles Y. Huang, MBA
Director of Capital Markets and Investor Relations
Office: (202)-209-5751 | Direct (301)-728-7222

chuang@plustherapeutics.com

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share and par value data)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$4,912	$8,554
Investments	3,523	—
Other current assets	945	1,280
Total current assets	9,380	9,834

Property and equipment, net	732	906
Operating lease right-of-use assets	139	202
Goodwill	372	372
Intangible assets, net	557	42
Other assets	32	32
Total assets	$11,212	$11,388
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$6,946	$6,631
Operating lease liability	92	120
Warrant liability	6,160	—
Deferred grant liability	2,297	—
Line of credit	3,292	—
Term loan obligation, current	—	3,976
Total current liabilities	18,787	10,727

Noncurrent operating lease liability	50	85
Deferred grant liability	—	1,924
Total liabilities	18,837	12,736

Stockholders’ deficit:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; 1,952 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 5,962,644 and 5,704,219 issued and outstanding at June 30, 2024, and 4,522,656 issued and 4,444,097 outstanding as of December 31, 2023, respectively	6	5
Treasury stock (at cost, 258,425 and 78,559 shares as of June 30, 2024 and December 31, 2023, respectively)	(500)	(126)
Additional paid-in capital	479,571	479,274
Accumulated deficit	(486,702)	(480,501)
Total stockholders’ deficit	(7,625)	(1,348)
Total liabilities and stockholders’ deficit	$11,212	$11,388

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Grant revenue	$1,279	$1,854	$2,956	$2,360

Operating expenses:
Research and development	2,773	1,420	5,536	4,403
General and administrative	2,203	1,924	4,416	4,169
Total operating expenses	4,976	3,344	9,952	8,572
Loss from operations	(3,697)	(1,490)	(6,996)	(6,212)

Other income (expense):
Financing expense	(3,545)	—	(3,545)	—
Change in fair value of warrants	4,694	—	4,694	—
Warrant issuance costs	(432)	—	(432)	—
Interest income	67	120	139	171
Interest expense	(27)	(112)	(61)	(246)
Total other income (expense)	757	8	795	(75)
Net loss	$(2,940)	$(1,482)	$(6,201)	$(6,287)

Per share information:
Net loss per share of common stock - basic	$(0.45)	$(0.59)	$(1.15)	$(2.60)
Weighted average number of shares of common stock outstanding - basic	6,500,831	2,509,378	5,411,382	2,415,221
Net loss per share of common stock - diluted	$(0.71)	$(0.59)	$(1.45)	$(2.60)
Weighted average number of shares of common stock outstanding - diluted	10,742,924	2,509,378	7,532,428	2,415,221

PLUS THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Six Months Ended June 30,
	2024	2023
Cash flows used in operating activities:
Net loss	$(6,201)	$(6,287)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	325	318
Amortization of deferred financing costs and debt discount	20	119
Share-based compensation expense	297	280
Accretion of discount on short-term investments	(23)	—
Non-cash financing expense	3,545	—
Change in fair value of warrants	(4,694)	—
Loss on disposal of property and equipment	—	2
Amortization of operating lease right-of-use assets	63	57
Increases (decreases) in cash caused by changes in operating assets and liabilities:
Grant receivable	—	718
Other current assets	335	1,510
Accounts payable and accrued expenses	360	(3,589)
Change in operating lease liabilities	(63)	(56)
Deferred grant liability	373	(1,643)
Net cash used in operating activities	(5,663)	(8,571)

Cash flows used in investing activities:
Purchases of property and equipment	(121)	(108)
Purchase of short-term investments	(3,500)	—
Purchase of intangible assets	(545)	—
Net cash used in investing activities	(4,166)	(108)

Cash flows used in/provided by financing activities:
Principal payments of term loan obligation	(3,996)	(804)
Proceeds from credit facility	3,292	—
Purchase of treasury stock	(374)	—
Proceeds from sale of common stock, warrants and pre-funded warrants, net	7,265	2,258
Net cash provided by financing activities	6,187	1,454
Net decrease in cash and cash equivalents	(3,642)	(7,225)
Cash and cash equivalents at beginning of period	8,554	18,120
Cash and cash equivalents at end of period	$4,912	$10,895

Supplemental disclosure of cash flows information:
Cash paid during period for:
Interest	$32	$135
Supplemental schedule of non-cash investing and financing activities:
Unpaid offering cost	$375	$35